CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated November 30, 2013 on the financial statements and financial highlights of FundX Upgrader Fund, FundX Flexible Income Fund, FundX Conservative Upgrader Fund, FundX Tactical Upgrader Fund, and FundX Tactical Total Return Fund, each a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 29, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated November 27, 2013 on the financial statements and financial highlights of FundX ETF Upgrader Fund and FundX ETF Aggressive Upgrader Fund, each a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 29, 2014